UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2011

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of AEP Industries Inc. (the “Company”) on April 12, 2011, stockholders elected the two Class A director nominees to the Board to serve three-year terms, ratified the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2011, approved (on an advisory basis) the compensation of our named executive officers and approved (on an advisory basis) to conduct future advisory votes on named executive officer compensation once every year.

For Proposal 1, the two nominees receiving the most votes cast were elected as directors. Proposals 2 and 3 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the meeting. For Proposal 4, the option of one year, two years or three years receiving the highest number of votes cast by stockholders was considered the stockholders’ recommendation. The Proposals are described in detail in the Company’s definitive proxy statement filed on February 24, 2011 with the Securities and Exchange Commission.

The results of the voting are shown below.

Proposal 1—Election of Directors

Class C Nominees	Votes For	Votes Withheld	Broker Non-Votes
Kenneth Avia	2,892,543	1,010,199	612,236
Lawrence R. Noll	2,888,819	1,013,923	612,236

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
4,505,565	7,319	2,067

Proposal 3—Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Abstain
2,985,944	851,714	65,084

Proposal 4—Advisory Vote on the Frequency of an Advisory Vote on Named Executive Officer Compensation

Once every one year	Once every two years	Once every three years	Abstain
2,163,623	12,714	1,712,177	14,201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: April 15, 2011	By:	/s/ PAUL M. FEENEY
Paul M. Feeney
Chief Financial Officer

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